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As filed with the Securities and Exchange Commission on July 31, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SRC Energy Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-2835920 (IRS Employer Identification Number)

1675 Broadway, Suite 2600
Denver, Colorado 80202
(720) 616-4300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Cathleen M. Osborn
Executive Vice President and General Counsel
1675 Broadway, Suite 2600
Denver, Colorado 80202
(720) 616-4300

Copies to:
John Elofson
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.001 per share	(3)	(3)	(3)	(3)

Preferred Stock, par value $0.01 per share	(3)	(3)	(3)	(3)

Debt Securities(2)	(3)	(3)	(3)	(3)

Depositary Shares(4)	(3)	(3)	(3)	(3)

Warrants	(3)	(3)	(3)	(3)

Share Purchase Contracts	(3)	(3)	(3)	(3)

Units(5)	(3)	(3)	(3)	(3)

(1)
Securities registered by this registration statement may be sold separately, together or as units with other securities registered hereunder. This registration statement also registers an indeterminate aggregate initial offering price or number of shares of common stock or preferred stock, or of depositary shares, warrants, debt securities, share purchase contracts and units of the registrant as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
The debt securities may be senior, senior subordinated or subordinated and may be secured or unsecured. After the date of this registration statement, direct and indirect domestic subsidiaries of the registrant may become guarantors of some or all of the debt securities registered hereunder.

(3)
Omitted pursuant to General Instruction II.E. of Form S-3. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(4)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)
Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered by this registration statement or debt obligations of third parties, including U.S. Treasury securities.

PROSPECTUS

SRC Energy Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Share Purchase Contracts
Units

        We may offer and sell from time to time in one or more offerings common stock, preferred stock, debt securities, warrants, depositary shares, share purchase contracts and units that include any of these securities. The preferred stock, debt securities, warrants, depositary shares and share purchase contracts may be convertible into or exercisable or exchangeable for common stock or our other securities. We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of these offerings and the securities to be offered in supplements to this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

        Our common stock trades on the NYSE American under the symbol "SRCI".

        Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained on page 3 herein and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 31, 2018

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf registration statement" on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, any security or combination of the securities described in this prospectus.

        This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading "Where You Can Find More Information."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein as described below in the section entitled "Where You Can Find More Information."

        We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

 SRC ENERGY INC.

        Unless otherwise indicated or the context requires otherwise, all references in this prospectus to "SRC", the "Company", "we," "us," or "our" are to SRC Energy Inc. and its consolidated subsidiaries.

        We are an independent oil and gas company engaged in the acquisition, development, and production of oil, natural gas, and NGLs in the Denver-Julesburg Basin ("D-J Basin"), which we believe to be one of the premier, liquids-rich oil and natural gas resource plays in the United States. It contains hydrocarbon-bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, Sussex, J-Sand, and D-Sand. The area has produced oil and natural gas for over fifty years and benefits from established infrastructure including midstream and refining capacity, long reserve life, and multiple service providers.

        Our drilling and completion activities are focused in the Wattenberg Field, predominantly in Weld County, Colorado, an area that covers the western flank of the D-J Basin. Currently, we are focused on the horizontal development of the Codell formation as well as the three benches of the Niobrara formation, all of which are characterized by relatively high liquids content.

        We are a Colorado corporation. Our principal offices are located at 1675 Broadway, Suite 2600, Denver, Colorado 80202 and our telephone number is (720) 616-4300. Further information is available at www.srcenergy.com. Information that you may find on, or that is accessible from, our website is not part of this prospectus and is not incorporated into this prospectus.

 RISK FACTORS

        Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, you should consider the risks described under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus. These risks are not the only risks that we face. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock and value of our securities could decline, and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this prospectus are forward-looking statements. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely," or similar expressions indicate forward-looking statements.

        The identification in this prospectus of factors that may affect our future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

        Important factors that could cause our actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to:

  •
  declines in oil and natural gas prices;

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  operating hazards that adversely affect our ability to conduct business;

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  uncertainties in the estimates of proved reserves;

  •
  the availability and capacity of gathering systems, pipelines, and other midstream infrastructure for our production;

  •
  the effect of seasonal weather conditions and wildlife and plant species restrictions on our operations;

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  our ability to fund, develop, produce, and acquire additional oil and natural gas reserves that are economically recoverable;

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  our ability to obtain adequate financing;

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  the effect of local and regional factors on oil and natural gas prices;

  •
  incurrence of ceiling test write-downs;

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  our inability to control operations on properties that we do not operate;

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  the strength and financial resources of our competitors;

  •
  our ability to successfully identify, execute, and integrate acquisitions;

  •
  the effect of federal, state, and local laws and regulations;

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  the effects of, including costs to comply with, environmental legislation or regulatory initiatives, including those related to hydraulic fracturing;

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  our ability to market our production;

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  the effects of state or local moratoria or similar restrictions on our business;

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  the effect of environmental liabilities;

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  the effect of the adoption and implementation of statutory and regulatory requirements for derivative transactions;

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  changes in U.S. tax laws;

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  our ability to satisfy our contractual obligations and commitments;

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  the amount of our indebtedness and our ability to maintain compliance with debt covenants;

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  the effectiveness of our disclosure controls and our internal controls over financial reporting;

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  the geographic concentration of our principal properties;

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  our ability to protect critical data and technology systems; and

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  the availability of water for use in our operations.

        We caution you not to place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date of the document in which they are made, and we undertake no obligation to update this information except as required by applicable law. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks that may affect our business. Please see "Where You Can Find More Information."

 USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our historical ratio of earnings to fixed charges for the periods indicated. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income from continuing operations before income taxes minus income from equity investees plus distributed earnings from equity investees and fixed charges. "Fixed charges" consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	For the three months ended March 31,		For the year ended December 31			For the year ended August 31,
					For the four months ended December 31 2015
	2018	2017	2017	2016		2015	2014	2013
Ratio of Earnings to Fixed Charges	7.6	8.5	6.4	–38.2	–121.7	8.3	30.6	13.5

(a)
For the year ended December 31, 2016 and the transition period ended December 31, 2015, earnings were insufficient to cover total fixed charges by $224.8 million and $134.0 million, respectively.

 DESCRIPTION OF CAPITAL STOCK

        Set forth below is a description of the material terms of our capital stock. The following description is only a summary and is qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws. This summary does not purport to be complete, or to give full effect to, the provisions of statutory or common laws, and is subject to, and is qualified in its entirety by reference to, the terms and detailed provisions of our amended and restated articles of incorporation and our amended and restated bylaws. We urge you to read these documents. Please read "Where You Can Find More Information."

        The total number of shares of all classes of stock that we have authority to issue is 410,000,000, consisting of 400,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of July 31, 2018, we had 242,054,875 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Our common stock is listed on the NYSE American under the symbol "SRCI." Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Our borrowing arrangements limit our ability to pay dividends. It is not anticipated that dividends will be paid in the foreseeable future.

        Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no provisions regarding conversion, redemption, sinking fund or any other similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including: the designation of the series and the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding.

        The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the SEC in connection with an offering of preferred stock.

        The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our shareholders, unless shareholder action is required by the rules of any stock exchange on which our securities are listed or traded.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our shareholders might believe to be in their best interests or that might result in shareholders receiving a premium for their stock over the then current market price of the stock.

Certain Provisions of Our Articles of Incorporation and Bylaws and Colorado Law

        In the discussion that follows, we have summarized selected provisions of our amended and restated articles of incorporation and amended and restated bylaws relating to our capital stock. You should read our amended and restated articles of incorporation and amended and restated bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."

        Certain provisions of our amended and restated articles of incorporation and amended and restated bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult. These provisions, which are summarized below, may discourage certain types of takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions of our amended and restated articles of incorporation and amended and restated bylaws may also be significant because they define certain of the aspects of our corporate governance.

        Election of Directors.    The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board and designate the directors to fill the vacancies.

        No Cumulative Voting.    Our amended and restated articles of incorporation provide that no shareholder is permitted to cumulate its votes in the election of directors.

        Advance Notice Bylaws.    Our bylaws require a shareholder seeking to nominate a candidate for election as director or to propose other business at a meeting of shareholders to provide us notice of the proposed candidate or business within a specified period in advance of the meeting.

        Vote Required to Amend Articles of Incorporation and Quorum.    Under the Colorado Business Corporation Act, a proposed amendment to our articles of incorporation may be approved by shareholders if the number of votes cast in favor of the amendment exceed the number of votes cast against. In addition, as permitted by the Colorado Business Corporation Act, our amended and restated articles of incorporation provide that a quorum will exist at a meeting of our shareholders if holders of shares representing one-third of the voting power entitled to vote are present or represented by proxy at the meeting.

        Limitations on Liability.    Our articles of incorporation provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, so long as such director acted in good faith, subject to certain exceptions under the Colorado Business Corporation Act.

        We have also obtained policies of directors' and officers' liability insurance. These policies insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

Transfer Agent and Registrar

        Corporate Stock Transfer is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

        The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of our indebtedness, which we refer to collectively as "debt securities." When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The debt securities will be issued under an indenture to be entered into among us, any subsidiary guarantors and a trustee we will name in the prospectus supplement relating to debt securities (the "indenture"). We will file forms of the indenture by amendment to the registration statement of which this prospectus is a part. You should refer to the indenture for more specific information.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase any combination of common stock, preferred stock, debt securities, depositary shares and share purchase contracts. Each warrant will entitle the holder to purchase for cash a number of securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

        Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

        The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

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  the title of the warrants;

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  the aggregate number of warrants;

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  the price or prices at which the warrants will be issued;

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  the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

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  the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

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  the date, if any, on and after which the warrants and the related securities will be separately transferable;

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  the maximum or minimum number of warrants that may be exercised at any time;

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  if appropriate, a discussion of material United States federal income tax considerations; and

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  any other specific terms of the warrants.

 DESCRIPTION OF DEPOSITARY SHARES

        Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

        The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

        The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which may also include a discussion of certain United States federal income tax consequences.

        We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See "Where You Can Find More Information."

 DESCRIPTION OF SHARE PURCHASE CONTRACTS

        We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock or preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock or other securities described in this prospectus. The price per share or unit of our common stock, preferred stock or other securities described in this prospectus and number of units may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a formula set forth in the share purchase contracts.

        The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units of securities consisting of one or more of the securities described in this prospectus or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of the unit certificate and the unit agreement, which will be described in more detail in the applicable prospectus supplement.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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  the title of the series of units;

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  identification and description of the constituent securities comprising the units;

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  the price or prices at which the units will be issued;

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  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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  if appropriate, a discussion of material United States federal income tax considerations; and

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  any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

        We may sell the securities on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents, through a combination of these methods, or in any other manner permitted by law.

        We will prepare a prospectus supplement for each offering that will set forth the terms of the offering and the method of distribution and will include the following information:

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  the name or names of any underwriters or agents;

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  the purchase price of the securities;

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  the net proceeds to us from the sale of the securities;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any underwriting discounts and commissions;

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  any public offering price; and

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  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Underwriters may sell our common stock under this prospectus by any method permitted by law, which includes sales made directly on the NYSE American, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principal. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

        We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Other than the common stock, which is listed on the NYSE American, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. If certain legal matters in connection with an offering of the securities made by this prospectus are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

 EXPERTS

Independent Registered Public Accounting Firms

        The financial statements and the effectiveness of SRC Energy Inc.'s internal control over financial reporting as of August 31, 2015 and for the fiscal year then ended, and as of December 31, 2015 and the four month transition period then ended, incorporated in this prospectus by reference to SRC Energy Inc.'s Annual Report on Form 10-K for the for the year ended December 31, 2017, have been audited by EKS&H LLLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements, incorporated in this prospectus by reference from SRC Energy Inc.'s Annual Report on Form 10-K, and the effectiveness of SRC Energy Inc. and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Independent Petroleum Consultants

        Certain information contained in the documents we incorporate by reference into this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott Company L.P., an independent petroleum and natural gas consulting firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We also maintain an Internet website at www.srcenergy.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.

        We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished and not filed in accordance with SEC rules) on or after the date of this prospectus. These reports contain important information about us, our financial condition and our results of operations.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  the information in our Definitive Proxy Statement on Schedule 14A filed on March 30, 2018, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

  •
  our Current Reports on Form 8-K filed on January 30, 2018, February 23, 2018, April 3, 2018 and May 23, 2018;

  •
  all documents, or portions thereof, filed by us subsequent to the date of this registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby.

        Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this registration statement.

        You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Investor Relations
SRC Energy Inc.
1675 Broadway, Suite 2600
Denver, Colorado 80202
(720) 616-4300

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses payable by us in connection with the issuance and distribution of the securities being registered.

Registration fee	$	*
Fees and expenses of the trustee and transfer agent		†
Fees and expenses of accountants and engineers		†
Fees and expenses of legal counsel		†
Printing fees		†
Rating agency fees and expenses		†
Miscellaneous		†

Total	$	†

*
Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

†
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        The Colorado Business Corporation Act provides that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting, subject to certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The articles of incorporation of the Company contain such a provision.

        Under the Colorado Business Corporation Act, a Colorado corporation may generally indemnify a person made a party to a proceeding because the person is or was a director or officer of the corporation against any obligation incurred with respect to the proceeding to pay a judgment, settlement, penalty, fine or reasonable expenses incurred in the proceeding if the director or officer acted in good faith and certain other conditions are satisfied. The Colorado Business Corporation Act also authorizes a Colorado corporation to pay for or reimburse the reasonable expenses incurred by a director or officer in defending a proceeding in advance of the final disposition of the proceeding if certain requirements are satisfied.

        The Company has obtained policies of directors' and officers' liability insurance, and has entered into indemnification agreements with its directors and certain of its officers pursuant to which it has generally agreed to indemnify such persons to the extent permitted by applicable law.

Item 16.    Exhibits.

Exhibit Number		Exhibit
3.1		Third Amended and Restated Articles of Incorporation of SRC Energy Inc. (the "Company") effective as of May 21, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on May 23, 2018).

3.2		Amended and Restated Bylaws of the Company, effective as of August 18, 2017 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of the Company filed on August 22, 2017).

4.1	*	Form of Indenture.

4.2		Indenture, dated as of November 29, 2017, among the Company and U.S. Bank National Association as Trustees (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on November 29, 2017).

4.3	+	Form of certificate of designations for preferred stock.

4.4	+	Form of warrant.

4.5	+	Form of warrant agreement

4.6	+	Form of depositary receipt.

4.7	+	Form of depositary agreement.

4.8	+	Form of share purchase contract.

4.9	+	Form of unit certificate.

4.10	+	Form of unit agreement.

5.1	*	Opinion of Davis Graham and Stubbs LLP as to the legality of the securities being registered.

12.1	*	Statement of Ratio of Earnings to Fixed Charges.

23.1		Consent of Davis Graham and Stubbs LLP (included in Exhibit 5.1).

23.2	*	Consent of Deloitte & Touche LLP.

23.3	*	Consent of EKS&H LLLP.

23.4	*	Consent of Ryder Scott Company, L.P.

24.1		Power of Attorney (included in this Registration Statement under "Power of Attorney").

25.1	++	Form of T-1 Statement of Eligibility of Trustee for the Indenture.

*
Filed herewith.

+
To be filed by an amendment or as an exhibit to a document filed under the Securities Act or the Exchange Act, or otherwise filed, and incorporated herein by reference.

++
To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    provided, however, that paragraphs a(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulation prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on July 31, 2018.

SRC ENERGY INC.
By:	/s/ LYNN A. PETERSON
	Name:	Lynn A. Peterson
	Title:	Chief Executive Officer, President and Chairman

POWER OF ATTORNEY

        Each person whose signature appears below hereby severally constitutes and appoints Lynn A. Peterson, James P. Henderson and Cathleen M. Osborn, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN A. PETERSON Lynn A. Peterson	Chief Executive Officer, President and Chairman	July 31, 2018
/s/ JAMES P. HENDERSON James P. Henderson	Executive Vice President and Chief Financial Officer	July 31, 2018
/s/ JARED C. GRENZENBACH Jared C. Grenzenbach	Vice President of Accounting and Chief Accounting Officer	July 31, 2018
/s/ RAYMOND E. MCELHANEY Raymond E. McElhaney	Director	July 31, 2018

Signature	Title	Date

/s/ JACK N. AYDIN Jack N. Aydin	Director	July 31, 2018
/s/ DANIEL E. KELLY Daniel E. Kelly	Director	July 31, 2018
/s/ PAUL J. KORUS Paul J. Korus	Director	July 31, 2018
/s/ JENNIFER S. ZUCKER Jennifer S. Zucker	Director	July 31, 2018